      As filed with the Securities and Exchange Commission on March 1, 2002

                                                   Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              TALARIAN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                                      33-0323810
        (State or Other Jurisdiction                         (I.R.S. Employer
      of Incorporation or Organization)                     Identification No.)

                                333 DISTEL CIRCLE
                           LOS ALTOS, CALIFORNIA 94022
          (Address of Principal Executive Offices, including Zip Code)


                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                MICHAEL A. MORGAN
                             CHIEF FINANCIAL OFFICER
                              TALARIAN CORPORATION
                                333 DISTEL CIRCLE
                               LOS ALTOS, CA 94022
                                 (650) 965-8050
            (Name, Address and Telephone Number of Agent For Service)

                                   COPIES TO:
                              Barry J. Kramer, Esq.
                              John M. Shields, Esq.
                               Fenwick & West LLP

                              Two Palo Alto Square

                               Palo Alto, CA 94306

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                             AMOUNT        PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
                                             TO BE          OFFERING PRICE          AGGREGATE        REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED    REGISTERED         PER SHARE          OFFERING PRICE           FEE
=================================================================================================================

Common Stock, $0.001 par value               193,032(1)        $4.56(2)            $880,225.92        $80.98
=================================================================================================================


(1) Represents additional shares available for issuance under the Registrant's 2000 Employee Stock Purchase Plan, which amount represents an automatic increase effective January 1, 2002 equal to 1% of the total outstanding shares of the Registrant's Common Stock as of December 31, 2001. Shares available for issuance under the Registrant's 2000 Employee Stock Purchase Plan were originally registered on a Registration Statement on Form S-8 (File No. 333-41946) filed on July 21, 2000 (the "Original Form S-8 Registration Statement"). This registration statement shall cover any additional shares of Common Stock which become issuable under the Registrant's 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transactions without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, and based upon an average of the high and low sales prices of the Registrant's Common Stock as reported by the Nasdaq National Market on February 26, 2002.

================================================================================

                INCORPORATION OF PREVIOUS REGISTRATION STATEMENT
                        PURSUANT TO GENERAL INSTRUCTION E

        Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the "Commission") to register an additional 193,032 shares under the Registrant's 2000 Employee Stock Purchase Plan, pursuant to the provisions of that plan providing for an automatic increase in the number of shares reserved for issuance under such plan. Pursuant to General Instruction E, the contents of the Original Form S-8 Registration Statement are hereby incorporated by reference into this registration statement.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed with the Commission are incorporated herein by reference.

          (a) The Registrant's Annual Report on Form 10-K for the year ended September 30, 2001 filed on December 21, 2001 pursuant to
                 Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended by Amendment No. 1 on Form 10-K/A filed on January 28, 2002, which Annual Report contains audited financial statements for the year ended September 30, 2001;

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2001 filed on January 31, 2002 pursuant to
                 Section 13(a) of the Exchange Act;

          (c) The Registrant's Current Reports on Form 8-K filed on January 8, 2002 and January 16, 2002 pursuant to Section 13(a) of the Exchange Act;

          (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under
                 Section 12(g) of the Exchange Act on July 13, 2000, including any amendment or report filed for the purpose of updating such description; and

          (e) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Certain legal matters with respect to the legality of the issuance of the Registrant's Common Stock registered hereby will be passed upon by Fenwick & West LLP. As of the date of this Registration Statement, Fenwick & West LLP, an investment partnership affiliated with Fenwick & West LLP and one or more partners of Fenwick & West LLP hold an aggregate of 66,000 shares of the Registrant's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or the board of directors of a corporation to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended (the "Securities Act").

        As permitted by the Delaware General Corporation Law, the Registrant's certificate of incorporation provides that its directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. As permitted by the Delaware General Corporation Law, the Registrant's bylaws provide that the Registrant shall indemnify its directors and officers to the full extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the full extent permitted by the Delaware General Corporation Law, subject to very limited exceptions.

        In addition, the Registrant has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's certificate of incorporation and to provide additional procedural protections in the event of litigation.

        The Registrant has also obtained directors' and officers' insurance to cover its directors and officers for specific liabilities, including public securities matters.

        See also the undertakings set out in response to Item 9.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.

         5.01  Opinion of Fenwick & West LLP.

        23.01  Consent of Fenwick & West LLP (included in Exhibit 5.01).

        23.02  Consent of KPMG LLP, independent auditors.

        24.01  Power of Attorney (see page II-4).

ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;

            provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to
            Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under "Item 6 -- Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Altos, State of California, on this 28th day of February, 2002.

                                 TALARIAN CORPORATION


                                 By: /s/ MICHAEL A. MORGAN
                                    -------------------------------------------
                                     Michael A. Morgan
                                     Vice President, Finance and Administration
                                     and Chief Financial Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Paul A. Larson, Michael A. Morgan and Thomas J. Laffey, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                                 Title                         Date
           ---------                                 -----                         ----

PRINCIPAL EXECUTIVE OFFICER:

                                       President, Chief Executive Officer    February 28, 2002
/s/ PAUL A. LARSON                                and Director
-----------------------------
Paul A. Larson

PRINCIPAL FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER:

                                          Vice President, Finance and        February 28, 2002
/s/ MICHAEL A. MORGAN                  Administration and Chief Financial
-----------------------------                       Officer
Michael A. Morgan


ADDITIONAL DIRECTORS:

                                        Vice President, Chief Technology     February 28, 2002
/s/ THOMAS J. LAFFEY                    Officer, Secretary and Director
-----------------------------
Thomas J. Laffey

/s/ PAUL D. CALLAHAN                                Director                 February 28, 2002
-----------------------------
Paul D. Callahan


/s/ DAVID I. CAPLAN                                 Director                 February 28, 2002
-----------------------------
David I. Caplan

/s/ DAVID E. GOLD                                   Director                 February 28, 2002
-----------------------------
David E. Gold

/s/ BRIAN T. HOREY                                  Director                 February 28, 2002
-----------------------------
Brian T. Horey

/s/ RICHARD A. NORTZ                                Director                 February 28, 2002
-----------------------------
Richard A. Nortz


                                INDEX TO EXHIBITS


  Exhibit
   Number                       Exhibit Title
  -------                       --------------
   5.01           Opinion of Fenwick & West LLP

  23.01           Consent of Fenwick & West LLP (included in Exhibit 5.01)

  23.02           Consent of KPMG LLP, independent auditors

  24.01           Power of Attorney (see page II-4)
